UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2011, the Company entered into a Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC (“Oxford”), Silicon Valley Bank (“SVB”) and General Electric Capital Corporation (“GECC”) (each a “Lender,” and collectively, the “Lenders”). The Loan Agreement amends and restates the Company’s existing amended and restated loan and security agreement, and provides the Company with approximately $4.5 million of additional growth capital, which is equal to $30.0 million minus the aggregate outstanding principal amount of approximately $25.5 million under the previous agreement. In connection with the closing, the Company drew the additional growth capital advance so that the full $30.0 million available under the Loan Agreement was outstanding. The Company will initially make interest-only payments through December 31, 2012, and then will be required to make 30 monthly principal and interest payments to fully amortize the loan. The interest rate under the Loan Agreement is fixed at 10.99%. The Company paid customary fees and expenses in connection with the closing of the Loan Agreement. The loan facility contains customary default and acceleration provisions and is secured by the Company’s assets, excluding intellectual property. The Company was required to make a negative pledge of its intellectual property, which generally prohibits the Company from granting liens on its intellectual property.

In connection with the growth capital advance, the Company issued to Oxford, warrants to purchase 79,156 shares of the Company’s common stock, to SVB, a warrant to purchase 29,018 shares of the Company’s common stock and to an affiliate of GECC, a warrant to purchase 50,137 shares of the Company’s common stock (collectively, the “Warrants”). The exercise price for each Warrant is $3.79 per share. The Warrants are immediately exercisable, and excluding certain mergers or acquisitions, will expire on the seven-year anniversary of the date of issuance.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the Warrants, copies of which are attached as exhibits hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated by reference herein and made a part hereof.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants is incorporated by reference herein and made a part hereof. The Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Warrant to Purchase Common Stock dated December 22, 2011

10.1	Second Amended and Restated Loan and Security Agreement dated December 22, 2011, by and among the Company and Oxford Finance LLC, Silicon Valley Bank and General Electric Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: December 27, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Form of Warrant to Purchase Common Stock dated December 22, 2011

10.1	Second Amended and Restated Loan and Security Agreement dated December 22, 2011, by and among the Company and Oxford Finance LLC, Silicon Valley Bank and General Electric Capital Corporation